Exhibit 24

l'O \ \ ' E lt (ff A T l'Ol t NE \ ' KNOW Al.I. llY TllESE PRESENTS, thut the undersigned hereby const itutes and appoints Tim Broadfoot \ \ f Shn n1nAI I h 1l , lings, Inc., und Seth Lemings of Sheppnrd, Mullin, Richter & Hampton LLI', each with full power to act, as the 1111.lcr.<igncJ's t m .: anJ lnwful uttomcys - in· fuct, with full power of substitution, to: I ) CX l 'CUIC for nnJ on hchulf of the undersigned, in the undersigned' s capacity os a director or executive officer of ShnnmAI I foldings, Inc . (the " Company''), n Form ID and nny documents related to the undersigned's access to the Securities and Exchange Commission's EDGAR system ( including, but not limited to, updating pa . sphrascs ) ; do and pcrfonn any nnd all ucls for und on behalf of the undersigned which may be necessary or desirable to c o plete and execute any such Fonn ID Applicntion, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities nnd Exchange Commission ; l "Omplctc and execute for and on behalf of the undersigned Forms 3 , 4 and 5 and all amendments thereto as such attome ys in - fact shall in their dis Tction determine to be required or advisable pursuant to Section 16 ( a ) and Schedules 130 and 13 G in accordruice with Section 13 , of the Securities Exchange Act of 1934 ( as amended ) and the rules and n : gulations promulgated thcn : under, or any successor laws and regulations, as a consequence of the undersigned's om 1 cr . >hip, acquisition or disposition of securities of the Company ; do all nets necessary in order to file such Fonns and Schedules with the Securities and Exchange Commission . any securities exchange or national a sociation, the Company and such other person or agency as the attorneys - in - fact shall deem appropriate ; to serve on the undersigned's behalf as account administrator, user, and/or technical administrator for purposes of EDGAR Next in connection with their SEC lilings (including Fonn 3 s, Fonn 4 s, Fonn 5 s, and Form 144 s) ; and take any other action of any type whatsoever in connection with the foregoing which . in the opinion of such anomey in - fact, may be of benefit to, in the best interest of, or l egally r equired by, the undersigned, it being understood that the documents executed by such attorney - in - fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such tenns and conditions as such attorney - in - fact may approve in such attorney - in facl's discretion . 2) 3) .i ) 5) 6) The undersigned hereby grants to such attorneys - in - fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and power . > herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confinning all that such attorneys - i n - fact or such attorney - in - fact's substitute or substitutes, shall lawfully do or cause to be done by vinue of this power of attorney and the rights and powers herein granted . The und • rs i g ned acknowledg e s that the foregi>ing atlcme y s - in - fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company a s s U!lling, any of the under .; igned's responsibilities to comply with Section 13 or 16 of the Securities Exchange Act of 1934 ( as am " . ! nde d ) . This power of attor n e y s h ll remain in full force and effect until revoked by the undersigned in a signed writing deli v e red to the attorneys - in - fact . li'i WITNESS WHEREO F , the under.;igned has caused this Power of Attorney to be executed as of G i ovanni Porta l i c i tor & N otary Public SMRJ J - . 188 2 - 9 1 59 - 632 2 . t - I - nsx - 1 1 2120